UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 29, 2015

Federal National Mortgage Association
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-50231	52-0883107
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3900 Wisconsin Avenue, NW Washington, DC	20016
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 202-752-7000
(Former name or former address, if changed since last report): ______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 29, 2015, the Federal Housing Finance Agency (“FHFA”) approved certain changes to the compensation of Timothy J. Mayopoulos, Fannie Mae’s Chief Executive Officer, to address objectives recently outlined by FHFA. These objectives, which include that compensation for our Chief Executive Officer could not be higher than the 25th percentile of CEO compensation for our comparator group, are described in Fannie Mae’s Form 10-Q for the quarter ended March 31, 2015.
Beginning July 1, 2015, Mr. Mayopoulos’s direct compensation consists of base salary at an annual rate of $750,000, fixed deferred salary at an annual rate of $2,050,000, and at-risk deferred salary with an annual target amount of $1,200,000. At-risk deferred salary is subject to reduction based on corporate and individual performance. For 2015, these amounts will be pro-rated. Mr. Mayopoulos’s compensation now has the same structure that applies to Fannie Mae’s other named executives. Mr. Mayopoulos’s total direct compensation target of $4,000,000 is substantially below the 25th percentile of compensation for chief executive officers in our comparator group.
For more information on our executive compensation program, see “Item 11. Executive Compensation” in our Form 10-K for the year ended December 31, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL NATIONAL MORTGAGE ASSOCIATION

By	/s/ Brian P. Brooks
Brian P. Brooks
Executive Vice President, General Counsel and Corporate Secretary
Date: July 1, 2015

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